Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

Huntsville, Alabama

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8 dated February 12, 2008, which incorporates by reference the registration statements listed below) of our reports dated March 22, 2007, relating to the consolidated financial statements and financial statement schedule, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

1.	Registration Statement Number 333-101007 on Form S-8 dated November 5, 2002 relating to the ITC^DeltaCom, Inc. Stock Incentive Plan

2.	Registration Statement Number 333-111329 on Form S-8 dated December 18, 2003 relating to the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan and the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan

3.	Registration Statement Number 333-139202 on Form S-8 dated December 8, 2006 relating to the ITC^DeltaCom, Inc. Amended and Restated ITC^DeltaCom, Inc. Stock Incentive Plan

/s/ BDO Seidman, LLP

Atlanta, Georgia
February 12, 2008